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                                   EXHIBIT 21

                         Subsidiaries of the Registrant

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
                                   STATE OR OTHER JURISDICTION OF            NAMES UNDER WHICH
SUBSIDIARY                         INCORPORATION OR ORGANIZATION         SUBSIDIARY DOES BUSINESS
----------                         ------------------------------        ------------------------
Bingo Press & Specialty Limited           Ontario, Canada                    Bazaar & Novelty
Video King Gaming Systems, Inc.              Colorado                           Video King
Stuart Entertainment, S.A. de C.V.            Mexico
Stuart Entertainment, Ltd.                      UK
S.E. International, Inc.                       Iowa
Bingo Systems & Supply, Inc.                  Missouri
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